Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Rae Covington	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $236 MILLION THIRD QUARTER REVENUE, UP 50%

SUNNYVALE, CALIF. October 16, 2008 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported third quarter 2008 revenue of $236.0 million, increasing 50% from $156.9 million for the third quarter of 2007. Third quarter 2008 revenue growth was driven by continued robotic procedure adoption and higher da Vinci ® Surgical System sales.

Third quarter 2008 instruments and accessories revenue increased 53% to $76.0 million from $49.5 million during the third quarter of 2007. Third quarter 2008 da Vinci ® Surgical Systems revenue increased 48% to $126.3 million from $85.5 million during the third quarter of 2007. Third quarter 2008 service and training revenue increased 54% to $33.7 million from $21.9 million during the third quarter of 2007.

	Three Months Ended September 30,			Nine Months Ended September 30,
Revenue ($Millions)	2008	2007	Increase	2008	2007	Increase
Instruments/Accessories	$76.0	$49.5	$26.5	$211.4	$135.6	$75.8
Systems	126.3	85.5	40.8	341.6	215.8	125.8
Service/Training	33.7	21.9	11.8	90.4	60.0	30.4

	$236.0	$156.9	$79.1	$643.4	$411.4	$232.0

Third quarter 2008 operating income increased 58% to $85.0 million, compared with $54.0 million for the third quarter of 2007. Operating results for the third quarter of 2008 included $21.0 million of non-cash stock-based compensation expense in accordance with the Financial Accounting Standards Board SFAS 123R, compared with $8.7 million for the third quarter of 2007.

Third quarter 2008 net income increased 41% to $57.6 million, compared with $40.9 million for the third quarter of 2007. Diluted earnings per share increased to $1.44 for the third quarter of 2008 from $1.04 for the third quarter of 2007.

Intuitive ended the third quarter of 2008 with cash, cash equivalents and investments of $821 million, up $82 million from June 30, 2008 and up $186 million from December 31, 2007.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are pleased with our third quarter operating results. These results reflect the continued adoption of robotic surgery as a growing number of patients benefit from the improved clinical outcomes and reduced surgical trauma that our da Vinci products enable.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D, high definition vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, and EndoWrist® are trademarks or registered trademarks of Intuitive Surgical, Inc.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; the impact of the tightening credit market and its impact on health care spending; and unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Products	$202,267	$135,053	$552,998	$351,387
Services	33,725	21,851	90,376	59,995

Total revenue	235,992	156,904	643,374	411,382
Cost of revenue:
Products	53,517	38,305	148,405	103,067
Services	12,900	10,129	39,532	29,229

Total cost of revenue (1)	66,417	48,434	187,937	132,296
Gross profit	169,575	108,470	455,437	279,086
Operating expenses:
Selling, general and administrative	62,692	40,163	168,830	112,989
Research and development	21,851	14,319	58,509	32,736

Total operating expenses (1)	84,543	54,482	227,339	145,725
Income from operations	85,032	53,988	228,098	133,361
Interest and other income, net (2)	4,594	12,220	18,843	22,060

Income before income taxes	89,626	66,208	246,941	155,421
Provision for income taxes (3)	32,032	25,289	93,384	60,037

Net Income	$57,594	$40,919	$153,557	$95,384

Earnings per share:
Basic	$1.48	$1.08	$3.96	$2.53

Diluted	$1.44	$1.04	$3.84	$2.46

Shares used in computing earnings per share:
Basic	39,015	38,033	38,790	37,653

Diluted	40,108	39,271	39,978	38,776

(1)	Includes stock compensation expense of $3.1 million and $1.4 million in total cost of revenue and $17.9 million and $7.3 million in total operating expenses for the three months ended September 30, 2008 and 2007, respectively; $8.3 million and $4.1 million in total cost of revenue and $47.0 million and $22.1 million in total operating expenses for the nine months ended September 30, 2008 and 2007, respectively.

(2)	Includes non-operating foreign exchange losses of $1.5 million and $1.8 million of foreign exchange gains during the three months ended September 30, 2008 and 2007, respectively, due to the impact of the strengthening of the US dollar on foreign currency denominated assets; and $4.1 million of non-recurring gains on sale of equity securities during the three and nine months ended September 30, 2007.

(3)	Includes a $3.1 million increase in 2007 research and development credits recorded after the Company's 2007 tax returns were filed in September 2008.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	9/30/2008	6/30/2008	12/31/07
Cash, cash equivalents, and investments	$821,431	$739,782	$635,381
Accounts receivable, net	173,708	162,088	130,370
Inventory	52,498	42,594	32,416
Property and equipment, net	98,081	94,568	68,093
Goodwill	110,740	110,740	110,740
Deferred tax assets	38,973	32,459	24,577
Other assets	69,240	49,156	38,421

Total assets	$1,364,671	$1,231,387	$1,039,998

Accounts payable and other accrued liabilities	$108,442	$91,347	$96,632
Deferred revenue	72,801	66,053	54,692

Total liabilities	181,243	157,400	151,324
Stockholders’ equity	1,183,428	1,073,987	888,674

Total liabilities and stockholders’ equity	$1,364,671	$1,231,387	1,039,998